UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007
GREAT AMERICAN FINANCIAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11632	06-1356481
_______________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio	45202
_____________________________________________________	_________________________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (513) 333-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events

On February 27, 2007, a purported class action lawsuit was filed challenging the terms of the unsolicited offer received from American Financial Group, Inc. ("AFG") to acquire all of the shares of the Company not owned by AFG. The suit also seeks to have the Court require the Company to follow certain procedures in considering the AFG offer. The suit names the Company and AFG as defendants as well as all persons serving as directors of the Company on February 22, 2007, the date the offer was received. The suit seeks injunctive relief but no monetary damages. The case is captioned Walter Webb v. Great American Financial Resources, Inc., et al., Case No. A0701905, Court of Common Pleas of Hamilton County, Ohio.

On February 28, 2007, a separate purported class action was filed that makes similar allegations against the same defendants as the case outlined immediately above. The suit seeks both injunctive relief and monetary damages. The case is captioned Call4U, Ltd. v. Carl H. Linder, et al., Case No. A0701929, Court of Common Pleas of Hamilton County, Ohio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREAT AMERICAN FINANCIAL RESOURCES, INC.

Date: March 2, 2007	By:/s/ Christopher P. Miliano
Christopher P. Miliano
Chief Financial Officer